Exhibit 3.1

BYLAWS

OF

OLIN CORPORATION

As Amended
Effective
August 13, 2025

BYLAWS
of
OLIN CORPORATION
_____________________________

ARTICLE I.
MEETINGS OF SHAREHOLDERS.
Section 1. Place of Meetings. All meetings of the shareholders of Olin Corporation (hereinafter called the “Corporation”) shall be held at such place, either within or without the Commonwealth of Virginia, as may from time to time be fixed by the Board of Directors of the Corporation (hereinafter called the “Board”).The Board may also determine, in its sole discretion, that any meeting of shareholders of the Corporation may be held by means of remote communication.
Section 2. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the last Thursday in April in each year (or, if that day shall be a legal holiday, then on the next succeeding business day), or on such other date and at such time as the Board may determine in its discretion.
Section 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise provided by law or in the Articles of Incorporation of the Corporation as from time to time amended (hereinafter called the “Articles”), may be held at any time upon the call of the Board, the Chair of the Board, the President or the Secretary, on the written demand describing the purpose or purposes of the proposed special meeting of the shareholders, signed, dated and delivered by the holders of a majority of the shares of the issued and outstanding stock of the Corporation entitled to vote at the meeting. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting of the shareholders.
Section 4. Notice of Meetings. Except as otherwise provided by law or the Articles, not less than 10 nor more than 60 calendar days’ notice in writing of the place (if any), day, hour and purpose or purposes of each meeting of the shareholders, whether annual or special, shall be given to each shareholder of record of the Corporation entitled to vote at such meeting, in any manner permitted by the Virginia Stock Corporation Act (the “VSCA”), including electronic transmission (as defined in the VSCA). Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend the meeting in person or by proxy, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, or who shall waive notice thereof in writing signed by the shareholder before, at or after such meeting. Notice of any adjourned meeting need not be given, except when expressly required by law.

Section 5. Quorum. Shares representing a majority of the votes entitled to be cast on a matter by all classes or series which are entitled to vote thereon, represented in person or by proxy at any meeting of the shareholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by the VSCA or the Articles. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chair of such meeting or shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained. At any such adjourned meeting at which a quorum has been obtained, any business may be transacted which might have been transacted at the meeting as originally called.
Section 6. Voting. Unless otherwise provided by the VSCA or the Articles, at each meeting of the shareholders each shareholder entitled to vote at such meeting shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation upon any date fixed as hereinafter provided, and may vote either in person or by proxy. Unless so directed by the chair of the meeting, the vote on any matter need not be by ballot.
A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for such shareholder as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.
A shareholder or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for such shareholder as proxy by transmitting or authorizing an internet transmission, telephone transmission or other means of electronic transmission (as defined in the VSCA) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the judges or inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the judges or inspectors of election shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 7. Inspectors. One or more inspectors of election for any meeting of shareholders may be appointed by the chair of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast and performing such other functions of that position as are provided in, and in accordance with the procedures set forth in, the VSCA.
Section 8. Conduct of Meeting. The chair of the meeting at each meeting of shareholders shall have all the powers and authority vested in presiding officers by law or practice, without restriction, as well as the authority to conduct an orderly meeting and to impose reasonable limits on the amount of time taken up in remarks by any one shareholder.
Section 9. Business Proposed by a Shareholder.
(a) To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, the Chair of the Board or the President or (iii) in the case of an annual meeting of shareholders or a special meeting called by the Secretary on the written request of shareholders in accordance with these Bylaws, properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal executive offices. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation in the case of an annual meeting, (i) not later than 120 calendar days, or earlier than 150 calendar days, before the anniversary of the immediately preceding annual meeting or (ii) if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, not later than the 90th calendar day prior to such annual meeting of shareholders or, if later, the 10th calendar day following the date on which public disclosure of the date of such annual meeting of shareholders is first made and in the case of a special meeting called at the request of shareholders, in accordance with the procedures set forth in Section 10 of Article I of these Bylaws.
(b) A Noticing Shareholder’s notice to the Secretary shall set forth as to each matter the Noticing Shareholder proposes to bring before the meeting:
(i)    a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting (including the text of any proposed amendment to these Bylaws in the event that such business includes a proposal to amend these Bylaws), and the reasons for conducting such business at the meeting,

(ii)    the name and address, as they appear on the Corporation’s stock transfer books, of the Noticing Shareholder, the name and address of any beneficial owner on whose behalf the proposal is being made and the name and address of any Associated Person,
(iii)    a representation that the Noticing Shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice,
(iv)    the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by the Noticing Shareholder and any Associated Person,
(v)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Noticing Shareholder’s notice by, or on behalf of, such Noticing Shareholder or any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation (collectively, “Derivative Instruments”), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Noticing Shareholder or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation,
(vi)    any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the Noticing Shareholder or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities,
(vii)    any rights to dividends on the shares of the Corporation owned beneficially by the Noticing Shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation,
(viii)    any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Noticing Shareholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity, and
(ix)    any material interest of the Noticing Shareholder and any Associated Person, in such business;

provided, however, that the disclosures described in the foregoing subclauses (i) through (x) shall not include any such disclosures with respect to the ordinary course business activities of any Exempt Party.
(c) In addition to the information required pursuant to the foregoing provisions of this Section 9, the Corporation may require any Noticing Shareholder to furnish such other information that would reasonably be expected to be material to a reasonable shareholder’s understanding of (1) any item of business proposed by such Noticing Shareholder under this Section 9, or (2) the solicitation of proxies from the Corporation’s shareholders by the Noticing Shareholder (or any Associated Person). If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Shareholder within 10 days after it has been requested by the Corporation.
(d) The Noticing Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 9 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 9, if necessary, so that the information provided or required to be provided shall be true and complete (x) as of the record date for the meeting of shareholders and (y) as of the date that is 10 calendar days prior to the meeting of shareholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices. The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a Noticing Shareholder to change the business proposed for the meeting after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a Noticing Shareholder.
(e) Unless otherwise required by law, if the Noticing Shareholder (or a Qualified Representative of the Noticing Shareholder) does not appear at the meeting of shareholders to present such business, such proposal shall be disregarded and such business shall not be transacted, notwithstanding that the Corporation may have received proxies in respect of such vote.
(f) In addition to the other requirements of this Section 9 with respect to any business proposed by a Noticing Shareholder to be made at a meeting, the Noticing Shareholder and each Associated Person shall also comply with all applicable requirements of the Articles, these Bylaws and state and federal law, including the Exchange Act, with respect to any such proposal or the solicitation of proxies with respect thereto.
(g) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 9. The chair of a meeting shall, if the facts warrant, determine that the business was not brought before the meeting in accordance with the procedures prescribed by this Section 9. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall, in order to do so, comply with the requirements of Regulation 14A under the Exchange Act (including Rule 14a-8 or its successor provision).
(h) For purposes of these Bylaws:
(i)    “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act,
(ii)    “Associated Person” shall mean, with respect to a Noticing Shareholder and, if different from such Noticing Shareholder, any beneficial owner of shares of stock of the Corporation on whose behalf such Noticing Shareholder is providing notice of any nomination or other business proposed: (1) any person or entity who is a member of a group (as such term is used in Rule 13d-5 under the Exchange Act) with such Noticing Shareholder or such beneficial owner(s) with respect to acquiring, holding, voting or disposing of any securities of the Corporation, (2) any Affiliate or Associate of such Noticing Shareholder (other than any Noticing Shareholder that is an Exempt Party) or such beneficial owner(s), and (3) any beneficial owner of shares of stock of the Corporation owned of record by such Noticing Shareholder (other than a Noticing Shareholder that is an Exempt Party),
(iii)    “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act,
(iv)    “Exempt Party” shall mean any depositary or any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Shareholder solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner (any such entity, an “Exempt Shareholder”),
(v)    “Noticing Shareholder” shall mean the shareholder giving notice with respect to proposed business pursuant to Section 9 of Article I of these Bylaws or with respect to nominations for the election of directors pursuant to Section 1 of Article II of these Bylaws, and
(vi)    “Qualified Representative” of a Noticing Shareholder shall mean (1) a duly authorized officer, manager or partner of such Noticing Shareholder or (2) a person authorized by a writing executed by such Noticing Shareholder (or a reliable reproduction or electronic transmission of the writing) delivered by such Noticing Shareholder to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Shareholder as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders.
Section 10. Special Meeting at Request of Shareholders.
(a) Any one or more holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote requesting the Corporation to call a special meeting of shareholders pursuant to Section 2 of Article VIII of the Articles (collectively, the “Initiating Shareholder”) shall give written notice of such request to the Secretary of the Corporation at the Corporation’s principal executive offices (the “Notice”). The Notice shall be sent in the manner and contain all the information that would be required in a notice to the Secretary given pursuant to Section 9 of this Article I.
(b) If the Initiating Shareholder owns of record a majority of the issued and outstanding stock of the Corporation entitled to vote and complies with the other requirements of Section 9 and 10(a) of this I, as determined by the Secretary of the Corporation, the Corporation shall be required to call the special meeting of shareholders requested by the Initiating Shareholder.
(c) The record date for determining the shareholders of record entitled to vote at a special meeting called pursuant to this Section 10 shall be fixed by the Board and shall be within 60 calendar days of the date the Secretary of the Corporation determines the Corporation is required to call such special meeting. Notice of the meeting shall be given by the Corporation in any manner permitted by the VSCA, including electronic transmission (as defined in the VSCA), to shareholders of record on such record date within 10 calendar days after the record date (or such longer period as may be necessary for the Corporation to file its proxy materials with, and receive and respond to the comments of, the Securities and Exchange Commission (the “SEC”)), and the meeting will be held within 50 calendar days after the date of mailing of the notice, as determined by the Board.
(d) The business to be conducted at a special meeting called pursuant to this Section 10 shall be limited to the business set forth in the Notice and such other business or proposals as the Board shall determine and shall be set forth in the notice of meeting. The Board or the Chair of the Board may determine other rules and procedures for the conduct of the meeting.
ARTICLE II..
BOARD OF DIRECTORS.
Section 1. Number, Term, Election.
(a) The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The Board shall consist of nine directors, but the number of directors may be increased to any number, not more than 18 directors, or decreased to any number, not less than three directors, by amendment of these Bylaws. No director need be a shareholder. Each director shall stand for election for a term expiring at the next succeeding annual meeting of shareholders and until a successor shall have been elected and qualified or until such director’s prior death, resignation, disqualification or removal. In case the number of directors shall be increased, the additional directors to fill the vacancies caused by such increase shall be elected in accordance with the provisions of Section 4 of Article VI of these Bylaws. No person shall be eligible for election or appointment as a director unless such person has, within 10 days following any reasonable request therefor from the Board or any committee thereof, made himself or herself available to be interviewed by the Board (or any committee or other subset thereof) with respect to such person’s qualifications to serve as a director or any other matter reasonably related to such person’s candidacy or service as a director of the Corporation.
(b) Except as provided in the following paragraph, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 1, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.
The foregoing paragraph shall not apply to any election of directors if there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders, as of the last applicable date on which a shareholder may give proper notice of a nomination of a director pursuant to this Section 1. A nominee for director in an election to which this paragraph applies shall be elected by a plurality of the votes cast in such election.
(c) Subject to the rights of holders of any preferred stock outstanding, nominations for the election of directors may be made by the Board or a committee appointed by the Board (each such nominee, a “Board Nominee”) or by any shareholder entitled to vote in the election of directors generally (each such nominee, a “Shareholder Nominee”). However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation, with respect to an annual meeting, (i) not later than 120 calendar days, or earlier than 150 calendar days, before the anniversary of the immediately preceding annual meeting or (ii) if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, not later than the 90th calendar day prior to such annual meeting of shareholders or, if later, the 10th calendar day following the date on which public disclosure of the date of such annual meeting of shareholders is first made, or, with respect to any special meeting of shareholders called for the election of directors by the Board, not later than the seventh calendar day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth:

(i)    the name and address, as they appear on the Corporation’s stock transfer books, of the Noticing Shareholder giving the notice and the name and address of any Associated Person,
(ii)    a representation that such Noticing Shareholder is a shareholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice,
(iii)    the class and number of shares of stock of the Corporation owned (directly or indirectly) beneficially and of record by such Noticing Shareholder and any Associated Person,
(iv)    a description of any Derivative Instrument that has been entered into as of the date of the Noticing Shareholder’s notice by, or on behalf of, such Noticing Shareholder or any Associated Person, whether or not such instrument or right shall be subject to settlement in an underlying class of stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Noticing Shareholder or any Associated Person, with respect to shares of stock of the Corporation, or relates to the acquisition or disposition of any shares of stock of the Corporation,
(v)    any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the Noticing Shareholder or any Associated Person, has a right to vote or direct the voting of any of the Corporation’s securities,
(vi)    any rights to dividends on the shares of the Corporation owned beneficially by the Noticing Shareholder and any Associated Person that are separated or separable from the underlying shares of the Corporation,
(vii)    any proportionate interest in shares of the Corporation or any Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company or similar entity in which the Noticing Shareholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity,
(viii)    a description of all agreements, arrangements and understandings between such Noticing Shareholder or any Associated Person and each Shareholder Nominee with respect to such Shareholder Nominee’s service or duties as a nominee or director of the Corporation, including any direct or indirect confidentiality, compensation, reimbursement or indemnification arrangement in connection with such Shareholder Nominee’s service or action as a nominee or director of the Corporation or any commitment or assurance as to how such Shareholder Nominee will act or vote on any matter, and
(ix)    the information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Noticing Shareholder and any beneficial owner on whose behalf the notice is given;
provided, however, that the disclosures described in the foregoing subclauses (i) through (ix) shall not include any such disclosures with respect to the ordinary course business activities of any Exempt Party.
(d) Each such Noticing Shareholder’s notice pursuant to this Section 1 shall also set forth:
(i)    the name, age, business address and, if known, residence address of each Shareholder Nominee for whom the Noticing Shareholder is proposing or intends to solicit proxies and of each Shareholder Nominee who would be presented for election at the annual meeting in the event of a need to change the Noticing Shareholder’s original slate,
(ii)    the principal occupation or employment of each Shareholder Nominee,
(iii)    the class and number of shares of stock of the Corporation that are owned beneficially and of record by each Shareholder Nominee,
(iv)    any other information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required to be disclosed under the VSCA or applicable listing standards of the primary exchange on which the Corporation’s capital stock is listed or by the rules and regulations of the SEC promulgated under the Exchange Act, including any proxy statement filed pursuant thereto (in each case, assuming the election is contested),
(v)    a representation as to whether the Noticing Shareholder or any Associated Person intends to solicit proxies in support of director nominees other than Board Nominees in compliance with the requirements of Rule 14a-19(b) under the Exchange Act, including a statement that the Noticing Shareholder or any Associated Person intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote in the election of directors, and
(vi)    the written consent of such Shareholder Nominee to be named in proxy statements as a nominee, to the public disclosure of information regarding or relating to such Shareholder Nominee provided to the Corporation by such Shareholder

Nominee or otherwise pursuant to these Bylaws and to serve as a director if elected for the full term.
(e) In addition to the information required pursuant to the foregoing provisions of this Section 1, the Corporation may require any Noticing Shareholder to furnish such other information that would reasonably be expected to be material to a reasonable shareholder’s understanding of (1) the solicitation of proxies from the Corporation’s shareholders by the Noticing Shareholder (or any Associated Person), or (2) the eligibility, suitability or qualifications of a Shareholder Nominee to serve as a director of the Corporation or the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Shareholder within 10 days after it has been requested by the Corporation.
(f) The Noticing Shareholder shall (1) notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 1 and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 1, if necessary, so that the information provided or required to be provided shall be true and complete (x) as of the record date for the meeting and (y) as of the date that is 10 calendar days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices.
(g) In addition to the other requirements of this Section 1 with respect to any nomination proposed by a shareholder to be made at a meeting, the Noticing Shareholder and each Associated Person shall also comply with all applicable requirements of the Articles, these Bylaws and state and federal law, including the Exchange Act (including Rule 14a-19 thereunder), with respect to any such nomination or the solicitation of proxies with respect thereto. In addition to the other requirements of this Section 1, unless otherwise required by law, (i) no Noticing Shareholder or Associated Person shall solicit proxies in support of any nominees other than Board Nominees unless such Noticing Shareholder and Associated Person have complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner, and (ii) if such Noticing Shareholder or Associated Person (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such Noticing

Shareholder’s nominees. Upon request by the Corporation, if any Noticing Shareholder or Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Shareholder or Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that such Noticing Shareholder or Associated Person has met the requirements of Rule 14a-19 under the Exchange Act.
(h) The immediately foregoing provisions shall not be construed to extend any applicable deadlines hereunder, enable a Noticing Shareholder to change the person or persons specified in the notice for election as director after the advance notice deadlines hereunder have expired or limit the Corporation’s rights with respect to any inaccuracies or other deficiencies in notices provided by a Noticing Shareholder. The Secretary of the Corporation shall deliver each Noticing Shareholder’s notice under this Section 1 that has been timely received to the Board or a committee designated by the Board for review.
(i) Unless otherwise required by law, if the Noticing Shareholder (or a Qualified Representative of the Noticing Shareholder) does not appear at the meeting of shareholders to nominate the individual set forth in the Noticing Shareholder’s notice of nomination as a director, such nomination shall be disregarded, notwithstanding that the Corporation may have received proxies in respect of such vote.
(j) In addition to the information required to be provided by shareholders pursuant to this Section 1, the following information shall be provided to the Secretary by the Noticing Shareholder and/or each Shareholder Nominee:
(i)    a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee to the Corporation following such processes for evaluation of such nominee as the Corporation follows in evaluating any person being considered for nomination to the Board of Directors, in the form to be provided by the Secretary within 10 days after receiving a written request therefor from any shareholder of record identified by name;
(ii)    the Shareholder Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Secretary within 10 days after receiving a written request therefor from any shareholder of record identified by name;
(iii)    written confirmation that the Shareholder Nominee (A) does not have, and will not have or enter into, any agreement, arrangement or understanding as to how he or she will vote on any matter, if elected as a director of the Corporation, and (B) is not a party to, and will not become a party to, any agreement, arrangement or understanding with any person or entity, including any direct or indirect compensation, reimbursement or indemnification arrangement with any person or entity other than the Corporation in connection with such nominee’s service or action as a director of the

Corporation the terms of which have not been fully disclosed in advance to the Secretary of the Corporation;
(iv)    written disclosure of any transactions between the Noticing Shareholder and the Shareholder Nominee within the preceding five years; and
(v)    any additional information as necessary to permit the Board to determine if each Shareholder Nominee is independent under applicable listing standards with respect to service on the Board or any committee thereof, under any applicable rules of the SEC, and under any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence and qualifications of the Corporation’s directors.
(k) Notwithstanding anything in the Bylaws to the contrary, no nomination for the election of a director shall be considered and voted upon at a meeting except in accordance with the procedures set forth in this Section 1. The chair of a meeting shall, if the facts warrant, determine that a nomination for the election of a director was not brought before the meeting in accordance with the procedures prescribed by this Section 1. If the chair of the meeting should so determine, he or she shall so declare to the meeting, and the nomination for the election of such director not properly brought before the meeting shall not be considered and voted upon.
Section 2. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by him or her in connection with the performance of his or her duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving appropriate compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.
Section 3. Place of Meetings.
The Board may hold its meetings at such place or places within or without the Commonwealth of Virginia as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
Section 4. Organization Meeting. After each annual election of directors, as soon as conveniently may be, the newly constituted Board shall meet for the purposes of organization. At such organization meeting, the newly constituted Board shall elect officers of the Corporation and transact such other business as shall come before the meeting. Notice of organization meetings of the Board need not be given. Any organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board, or in a waiver of notice thereof signed by all the directors.
Section 5. Regular Meetings. Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect; and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.
Section 6. Special Meetings. Special meetings of the Board shall be held whenever called by the Chair of the Board, the Chief Executive Officer or, at the request of any three directors, by the Secretary. Notice of a special meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, not later than the second calendar day before the day on which such meeting is to be held, or may be given to him or her by electronic transmission (as defined in the VSCA). Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Articles or by the VSCA.
Section 7. Quorum. At each meeting of the Board the presence of a majority of the number of directors fixed by these Bylaws shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise required by the Articles. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting or by the Chair of the Board.
Section 8. Waivers of Notice of Meetings. Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting (unless at the beginning of the meeting, or promptly upon such director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting). Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board, without objection, shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.
Section 9. Telephone Meetings. Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communications whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.
Section 10. Actions Without Meetings. Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote.
Section 11. Chair of the Board. A Chair of the Board shall be elected by the Board and shall preside at all meetings of the Board and of the shareholders and, in the absence of the Chair of the Executive Committee, at all meetings of the Executive Committee. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.
ARTICLE III.1
INDEMNIFICATION AND LIMIT ON LIABILITY.
(a) Every person who is or was a director, officer or employee of the Corporation, or who, at the request of the Corporation, serves or has served in any such capacity with another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise shall be indemnified by the Corporation against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action or proceeding (whether brought in the right of the Corporation or any such other corporation, entity, plan or otherwise), civil or criminal, in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of the Corporation, or such other corporation, entity or plan while serving at the request of the Corporation, whether or not he or she continues to be such at the time such liability or expense shall have been incurred, unless such person engaged in willful misconduct or a knowing violation of the criminal law.
As used in this Article III: (i) the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee; (ii) the terms “director,” “officer” and “employee,” unless the context otherwise requires, include the estate or personal representative of any such person; (iii) a person is considered to be serving an employee benefit plan as a director, officer or employee of the plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or, in connection with the plan, to participants in or beneficiaries of the plan; (iv) the term “occurrence” means any act or failure to act, actual or alleged, giving rise to a claim, action or proceeding; and (v) service as a trustee or as a member of a management or similar committee of a partnership or joint venture shall be considered service as a director, officer or employee of the trust, partnership or joint venture.
The termination of any claim, action or proceeding, civil or criminal, by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not
1 Compiler’s Note: This Article III was adopted by the shareholders at the Annual Meeting of Shareholders, April 28, 1994.

create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph (a). The burden of proof shall be on the Corporation to establish, by a preponderance of the evidence, that the relevant standards of conduct set forth in this paragraph (a) have not been met.
(b) Any indemnification under paragraph (a) of this Article shall be made unless (i) the Board, acting by a majority vote of those directors who were directors at the time of the occurrence giving rise to the claim, action or proceeding involved and who are not at the time parties to such claim, action or proceeding (provided there are at least five such directors), finds that the director, officer or employee has not met the relevant standards of conduct set forth in such paragraph (a), or (ii) if there are not at least five such directors, the Corporation’s principal Virginia legal counsel, as last designated by the Board as such prior to the time of the occurrence giving rise to the claim, action or proceeding involved, or in the event for any reason such Virginia counsel is unwilling to so serve, then Virginia legal counsel mutually acceptable to the Corporation and the person seeking indemnification, deliver to the Corporation their written advice that, in their opinion, such standards have not been met.
(c) Expenses incurred with respect to any claim, action or proceeding of the character described in paragraph (a) shall, except as otherwise set forth in this paragraph (c), be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Article III. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. Notwithstanding the foregoing, the Corporation may refrain from, or suspend, payment of expenses in advance if at any time before delivery of the final finding described in paragraph (b), the Board or Virginia legal counsel, as the case may be, acting in accordance with the procedures set forth in paragraph (b), find by a preponderance of the evidence then available that the officer, director or employee has not met the relevant standards of conduct set forth in paragraph (a).
(d) No amendment or repeal of this Article III shall adversely affect or deny to any director, officer or employee the rights of indemnification provided in this Article III with respect to any liability or expense arising out of a claim, action or proceeding based in whole or substantial part on an occurrence the inception of which takes place before or while this Article III, as adopted by the shareholders of the Corporation at the 1986 Annual Meeting of the Corporation, is in effect. The provisions of this paragraph (d) shall apply to any such claim, action or proceeding whenever commenced, including any such claim, action or proceeding commenced after any amendment or repeal to this Article III.
(e) The rights of indemnification provided in this Article III shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contraction or as a matter of law.

(f) In any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, no director or officer of the Corporation shall be liable to the Corporation or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Article lll, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.
(g) An amendment to this Article III shall be approved only by a majority of the votes entitled to be cast by each voting group entitled to vote thereon.
ARTICLE IV.
COMMITTEES.
Section 1. Executive Committee. The Board may, by resolution or resolutions adopted by a majority of the number of directors fixed by these Bylaws, appoint two or more directors to constitute an Executive Committee, each member of which shall serve as such during the pleasure of the Board, and may designate for such Executive Committee a Chair, who shall continue as such during the pleasure of the Board.
All completed action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action or at its meeting held in the month following the taking of such action.
The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board.
During the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all the power and authority of the Board (including, without limitation, all the power and authority of the Board in the management, control and direction of the financial affairs of the Corporation) except with respect to those matters reserved to the Board by the VSCA, in such manner as the Executive Committee shall deem best for the interests of the Corporation, in all cases in which specific directions shall not have been given by the Board.
Section 2. Other Committees. To the extent permitted by the VSCA, the Board may from time to time by resolution adopted by a majority of the number of directors fixed by these Bylaws create such other committees of directors as the Board shall deem advisable and with such limited authority, functions and duties as the Board shall by resolution prescribe. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. Such committees shall fix their own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board.

Section 3. Committee Meetings; Miscellaneous. The provisions of Article II relating to meetings, quorum and voting, notice and waiver of notice and consents shall apply to the Executive Committee and other committees of directors and their respective members.
ARTICLE V.
OFFICERS.
Section 1. Number, Term, Election. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Controller and a Secretary. The Board may appoint one or more Vice Presidents and such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be chosen, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.
Section 2. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board and any Executive Committee, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation. In addition to acting as Chief Executive Officer of the Corporation, he or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board and shall see that all orders and resolutions of the Board and any Executive Committee are carried into effect. In the event of the inability of the Chief Executive Officer to act, the Board will designate an officer of the Corporation to perform the duties of that office.
Section 3. President. The President shall have such powers and perform such duties as may from time to time be prescribed by the Board or, if he or she shall not be the Chief Executive Officer, by the Chief Executive Officer.
Section 4. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board or the Chief Executive Officer.
Section 5. Vice Presidents. Each Vice President appointed by the Board shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority.
Section 6. Treasurer. The Treasurer shall have the general care and custody of the funds and securities of the Corporation. He or she shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board.
Section 7. Controller. The Controller shall keep full and accurate accounts of all assets, liabilities, receipts and disbursements and other transactions of the Corporation and cause regular audits of the books and records of the Corporation to be made. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. If the Board shall so determine, he or she shall give a bond for the faithful performance of his or her duties, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation. To such extent as the Board shall deem proper, the duties of the Controller may be performed by one or more assistants, to be appointed by the Board.
Section 8. Secretary. The Secretary shall keep the minutes of meetings of shareholders, of the Board, and, when requested, of committees of the Board; and he or she shall attend to the giving and serving of notices of all meetings thereof. He or she shall keep or cause to be kept such stock and other books, showing the names of the shareholders of the Corporation, and all other particulars regarding them, as may be required by law. He or she shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or any officer to whom the Chief Executive Officer may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.
ARTICLE VI.
REMOVALS, RESIGNATIONS AND VACANCIES.
Section 1. Removal of Directors. Any director may be removed at any time but only with cause, by the affirmative vote of the holders of record of a majority of the shares of the Corporation entitled to vote on the election of directors, taken at a special meeting of the shareholders, the purpose, or one of the purposes, of which (as stated in the meeting notice) is removal of the director.
Section 2. Removal of Officers. Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.
Section 3. Resignation. Any director, officer or assistant officer of the Corporation may resign as such at any time by giving his or her written resignation to the Board, the Chief Executive Officer or the Secretary of the Corporation. Such

resignation shall take effect at the time or upon the occurrence of a future event specified therein or, if no time or such event is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4. Vacancies. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled (a) by the holders of shares of the Corporation entitled to vote on the election of directors, but only at an annual meeting of shareholders, or (b) by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board at any regular or special meeting thereof. Each director so elected by the Board shall hold office until the next annual election of directors, and each director so elected by the shareholders shall hold office for a term expiring at the first annual meeting of shareholders subsequent to the annual meeting of shareholders at which such director was so elected by the shareholders, and, in each case, until his or her successor shall be elected, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinabove provided. Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.
ARTICLE VII.
CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.
Section 1. Execution of Contracts. Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.
Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.
Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Treasurer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.
Section 5. Voting of Securities. Unless otherwise provided by the Board, the Chief Executive Officer may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.
ARTICLE VIII.
CAPITAL STOCK.
Section 1. Certificates. Shares of the stock of the Corporation may be certificated or uncertificated, as provided under the VSCA. Each shareholder, upon written request to the transfer agent of the Corporation, shall be entitled to a certificate for the stock of the Corporation in such form as may from time to time be approved by the Board, signed by the Chair of the Board, the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer or any other officer authorized by these Bylaws or a resolution of the Board. Any such certificate may, but need not, bear the seal of the Corporation or a facsimile thereof. If any such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or an employee of the Corporation, the signatures of any of the officers above specified upon such certificate may be facsimiles. In case any such officer who shall have signed or whose facsimile signature shall have been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.
Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice setting forth: the name of the Corporation; that the Corporation is organized under the law of the

Commonwealth of Virginia; the name of the shareholder; the number and class of shares (and the designation of the series, if any); and any restrictions on the transfer or registration of transfer of such shares of stock imposed by the Articles, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation. Such notice shall either (i) contain a summary of the designations, rights, preferences and limitations applicable to each class or series within a class that the Corporation is authorized to issue and the variations in rights, preferences and limitations determined for each series (and the authority of the Board to determine variations for future series) or (ii) a statement that the Corporation will furnish the shareholder this information on request in writing and without charge.
Section 2. Transfers. Uncertificated shares of stock of the Corporation shall be transferable upon proper instructions from the holder of such shares, and certificated shares of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent. Except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of certificated stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its shareholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.
Section 3. Status as Shareholders. Except as may otherwise be required by the VSCA, by the Articles or by these Bylaws, the Corporation shall be entitled to treat (i) each record holder of certificated shares, as shown on its books, and (ii) each registered owner of uncertificated shares, as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until (i) any certificated shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws, or (ii) proper notice of such event as to any uncertificated shares has been given to the Corporation by the registered owner thereof. It shall be the duty of (i) each record holder of certificated shares and (ii) each registered owner of uncertificated shares, in either case, to notify the Corporation of his or her post office address and any changes thereto.
Section 4. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 calendar days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 calendar days after the date fixed for the original meeting.
Section 5. Lost, Destroyed or Mutilated Certificates. In case of loss, destruction or mutilation of any certificate of stock upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct (or without requiring any bond when, in the judgment of the Board, it is proper so to do), the Corporation may issue a new certificate or may issue uncertificated shares in place of the certificate previously issued by the Corporation.
Section 6. Control Share Acquisitions. Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to acquisitions of shares of the Corporation.
ARTICLE IX.
INSPECTION OF RECORDS.
The Board from time to time shall determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open for the inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or paper of the Corporation except as expressly conferred by statute or by these Bylaws or authorized by the Board.
ARTICLE X.
AUDITOR.
The Board shall annually appoint an independent accountant who shall carefully examine the books of the Corporation. One such examination shall be made immediately after the close of the fiscal year and be ready for presentation at the annual meeting of shareholders of the Corporation, and such other examinations shall be made as the Board may direct.
ARTICLE XI.
SEAL.
The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year “1892.”
ARTICLE XII.
FISCAL YEAR.
The fiscal year of the Corporation shall end on the 31st day of December in each year.

ARTICLE XIII.
AMENDMENTS.
The Bylaws of the Corporation may be altered, amended or repealed and new Bylaws may be adopted by the Board (except to the extent limited by Section 1 of Article II and Article III(g)), or by the holders of the outstanding shares of the Corporation entitled to vote generally at any annual or special meeting of the shareholders when notice thereof shall have been given in the notice of the meeting of shareholders.
ARTICLE XIV.
HEADINGS; USAGE.
The headings of Sections in these Bylaws are provided for convenience only and shall not affect their construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of these Bylaws. All references to specific sections of the VSCA shall be deemed to refer to any successor provision of such statute or any successor statute, as appropriate. All references in these Bylaws to gender or number shall be construed to mean such gender or number as is appropriate in the particular circumstances.

EMERGENCY BYLAWS.
Section 1. Definitions. As used in these Emergency Bylaws,
(a) the term “period of emergency” shall mean any period during which a quorum of the Board cannot readily be assembled because of some catastrophic event.
(b) the term “incapacitated” shall mean that the individual to whom such term is applied shall not have been determined to be dead but shall be missing or unable to discharge the responsibilities of his or her office; and
(c) the term “senior officer” shall mean the President, any corporate Vice President, the Treasurer, the Controller and the Secretary, and any other person who may have been so designated by the Board before the emergency.
Section 2. Applicability. These Emergency Bylaws, as from time to time amended, shall be operative only during any period of emergency. To the extent not inconsistent with these Emergency Bylaws, all provisions of the regular Bylaws of the Corporation shall remain in effect during any period of emergency.
No officer, director or employee shall be liable for actions taken in good faith in accordance with these Emergency Bylaws.
Section 3. Board of Directors.

(a) A meeting of the Board may be called by any director or senior officer of the Corporation. Notice of any meeting of the Board need be given only to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio, and at a time less than 24 hours before the meeting if deemed necessary by the person giving notice.
(b) At any meeting of the Board, three directors in attendance shall constitute a quorum. Any act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board. If less than three directors should be present at a meeting of the Board, any senior officer of the Corporation in attendance at such meeting shall serve as a director for such meeting, selected in order of rank and within the same rank in order of seniority.
(c) In addition to the Board’s powers under the regular Bylaws of the Corporation to fill vacancies on the Board, the Board may elect any individual as a director to replace any director who may be incapacitated and to serve until the latter ceases to be incapacitated or until the termination of the period of emergency, whichever first occurs. In considering officers of the Corporation for election to the Board, the rank and seniority of individual officers shall not be pertinent.
(d) The Board, during as well as before any such emergency, may change the principal office or designate several alternative offices or authorize the officers to do so.
Section 4. Appointment of Officers. In addition to the Board’s powers under the regular Bylaws of the Corporation with respect to the election of officers, the Board may elect any individual as an officer to replace any officer who may be incapacitated and to serve until the latter ceases to be incapacitated.
Section 5. Amendments. These Emergency Bylaws shall be subject to repeal or change by further action of the Board or by action of the shareholders, except that no such repeal or change shall modify the provisions of the second paragraph of Section 2 with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.